                                                                   Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated March 4, 1999 (except with respect to the matter discussed in Note Twenty Two to the consolidated financial statements, as to which the date is March 31, 1999), included in this Form 10-K for the year ended December 31, 1998, into the Prospectus constituting part of the previously filed Registration Statement on Form S-3, No. 33-56889.

                             /S/ Arthur Andersen LLP
                             -----------------------
                                 Arthur Andersen LLP

Chicago, Illinois
March 31, 1999